                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                    MEDQUIST
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                  MEDQUIST INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 28, 2003


TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of MedQuist Inc. will be held on Wednesday, May 28, 2003 at 11:00 a.m., E.D.T., at The Mansion at Main Street, Plaza 1000, Voorhees, New Jersey 08043 for the following purposes:

              1. To elect directors.

              2. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed April 19, 2003 as the record date for determining the shareholders who will be entitled to receive notice of the Annual Meeting and to vote at the Meeting. The proxy statement included with this notice discusses the election of directors proposal to be considered at the Annual Meeting. A copy of MedQuist's annual report to shareholders for the year ended December 31, 2002 is also enclosed for your review.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible so that your vote can be counted. A self-addressed, stamped envelope is enclosed for your convenience. No postage is required if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballet, your proxy will be revoked and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                By Order of the Board of Directors,


                                John M. Suender, Executive Vice President,
                                Chief Legal Officer and Secretary


April 25, 2003

                                  MedQuist Inc.
                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053

                                  -------------

                                 PROXY STATEMENT

                                  -------------


General

         The enclosed proxy is solicited by and on behalf of the board of directors (the "Board" or "Board of Directors") of, MedQuist Inc., a New Jersey corporation (the "Company" or "MedQuist"), for use at the Annual Meeting of Shareholders to be held on Wednesday, May 28, 2003 at 11:00 A.M., E.D.T., or at any postponement or adjournment thereof for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Mansion at Main Street, Plaza 1000, Voorhees, New Jersey 08043. Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of proxy or votes the shares subject to the proxy by written ballot. Please note that if your shares are held of record by a broker, bank or other nominee, you must contact that record holder to determine how to revoke any proxies the record holder submitted on your behalf.

         The approximate date on which this proxy statement and the accompanying form of proxy card will first be sent or given to shareholders is April 25, 2003.

Solicitation

         We will bear the expense of the proxy solicitation including preparation, assembly, printing, and mailing of this proxy statement, the proxy card and any additional information furnished to the shareholders. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or telecopy by our directors, officers or employees without additional compensation. We are required to pay the reasonable expenses incurred by record holders of our common stock, no par value per share ("Common Stock"), who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy materials and annual shareholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

Voting By Persons Named as Proxies

         A form of proxy card is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy card will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named as proxies in the enclosed proxy card will vote all shares of Common Stock in favor of the proposals specified in the Notice of Annual Meeting attached hereto.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which the Company does not know about a reasonable time before the proxy solicitation, and are properly presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

Record Date, Voting Rights and Shares Outstanding

         We had 37,127,206 shares of Common Stock outstanding at the close of business on April 19, 2003, the record date. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes at the meeting shall constitute a quorum at such meeting. Each holder of record of our Common Stock on the record date will be entitled to one vote per share on each matter to be voted upon at the Annual Meeting. The approval of the proposals specified in the Notice of Annual Meeting attached hereto, require a majority of the votes cast by our shareholders with respect to each proposal.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will separately tabulate affirmative and negative votes. Broker nonvotes or abstentions are not counted as votes cast. Shareholders do not have appraisal or dissenter rights with respect to the election of directors, or with respect to the approval of the proposals specified in the notice of Annual Meeting of Shareholders attached hereto.


Executive Officers and Directors

         The executive officers and directors of the Company are as follows:

Name                                Age     Position
----                                ---     --------
David A. Cohen(3)                   62      Chief Executive Officer, President and Chairman of the Board

Ethan Cohen                         39      Executive Vice President and Chief Technology Officer

Brian J. Kearns                     36      Executive Vice President, Treasurer and Chief Financial
                                            Officer

Dennis M. Mahoney                   48      Executive Vice President and President of Solutions Division

John Quaintance                     55      Executive Vice President and President of Medical Transcription
                                            Division

Ronald F. Scarpone                  58      Executive Vice President, Marketing and New Business Development

John M. Suender                     42      Executive Vice President, Chief Legal Officer and Secretary

Hans M. Barella                     60      Director

Belinda W. Chew                     45      Director

William E. Curran(1)(2)(3)          54      Director

Stephen H. Rusckowski               45      Director

A. Fred Ruttenberg(1)(3)            60      Director

Richard H. Stowe(1)(2)(3)           59      Director

John H. Underwood(1)(2)             44      Director

Erik J. Westerink                   41      Director

Scott M. Weisenhoff                 48      Director

(1)  Member of Audit Committee
(2)  Member of Compensation Committee
(3)  Member of Nominating Committee

                              ELECTION OF DIRECTORS

         The Board of Directors has fixed the size of the Board at ten directors and has determined that the Board will remain fixed at ten directors at the Annual Meeting on May 28, 2003. Each of the current members of the Board has been nominated for re-election, and has agreed, if elected, to serve a one-year term or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by the persons named as proxies may be voted for a substitute nominee.

         If a quorum is present at the Annual Meeting, then a plurality of all votes cast at the meeting will be sufficient to elect a director. There is no cumulative voting in the election of directors.

         The Board of Directors recommends a vote "FOR" each of the nominees.

Nominees for Election as Directors:

         Hans M. Barella has been a director of MedQuist since July 2000 and is currently a Senior Vice President of Royal Philips Electronics. Pursuant to the terms of the Governance Agreement between the Company and Koninklijke Philips Electronics N.V. ("Philips") dated as of July 6, 2000 (the "Governance Agreement"), Mr. Barella is a member of the Board designated by Philips (a "Philips Designated Director"). Since 1997, Mr. Barella has served as President/Chief Executive Officer of the Medical Systems Division and as a member of the Group Management Committee of Royal Philips Electronics. Mr. Barella joined Philips Medical Systems in 1963.

         Belinda W. Chew has served on MedQuist's Board as a Philips Designated Director since April 2001. Ms. Chew has been Senior Vice President, Secretary and Director of Philips Holding USA Inc. and Senior Vice President, Secretary and General Counsel of Philips Electronics North America Corporation since January 1999. Prior to that time, she was General Counsel of Philips Consumer Communications L.P. and prior to October 1997 she was Senior Counsel of Philips Electronics North America Corporation.

         David A. Cohen joined the Company in May 1994 as President of our Transcriptions, Ltd. subsidiary and has been an executive officer and director of the Company since July 1994, our Chief Executive Officer since November 1995 and Chairman of the Board of Directors since July 1996. Pursuant to the terms of the Governance Agreement, Mr. Cohen is a member of the Board designated by the Company (a "Management Designated Director"). Mr. Cohen also served as President of the Company from November 1995 to August 1998 and reassumed that role in March 2002. Mr. Cohen joined Transcriptions, Ltd. in 1973 and served as its Chief Executive Officer for more than 15 years.

         William E. Curran has served on MedQuist's Board as a Philips Designated Director since July 2000 and is currently Executive Vice President of Philips Medical Systems. Prior to August 2002, he was Chief Executive Officer of Philips Electronics North America Corporation. Prior to July 1999, Mr. Curran was Chief Financial Officer of Philips Electronics North America Corporation. Prior to February 1996, Mr. Curran was Vice President, Chief Operating Officer and Chief Financial Officer of Philips Medical Systems.

         Stephen H. Rusckowski has served on MedQuist's Board as a Philips Designated Director since February 2002 and is currently Chief Executive Officer, Cardiac and Monitoring Systems, Philips Electronics Corporation. Prior to joining Philips Electronics Corporation, Mr. Rusckowski held various positions with Hewlett-Packard/Agilent Technologies from 1984-2001, most recently serving as Senior Vice President and General Manager of its Healthcare Solutions Group from 1999-2001, and as General Manager Cardiology Products Division from 1996-1999.

         A. Fred Ruttenberg has been a director of the Company since December 1991. Pursuant to the terms of the Governance Agreement, Mr. Ruttenberg is deemed to be an Independent Director (an "Independent Director"). Mr. Ruttenberg has, since September 1986, been a partner in the law firm of Blank, Rome, Comisky & McCauley, Cherry Hill, New Jersey, which has acted as special counsel to the Company for certain matters.

         Richard H. Stowe has been a director of MedQuist since December 1998 and is currently a private investor and a Senior Advisor for Capital Counsel, LLC. Mr. Stowe is deemed to be an Independent Director. He was a director of The MRC Group, Inc. from July 1993 until the Company acquired MRC on December 10, 1998. Mr. Stowe was a partner of Welsh, Carson, Anderson & Stowe from 1979 until January 1999. Mr. Stowe also serves on the Board of Directors of Health Management Systems, Inc., a provider of revenue enhancement services to health care providers and payors.

         John H. Underwood has been a director of the Company since July 1994. Mr. Underwood is deemed to be an Independent Director. Mr. Underwood is currently Managing Director with Pfingsten Partners, L.L.C., a firm which originates and manages private equity investments in middle market companies. Prior to joining Pfingsten Partners in December 1996, Mr. Underwood was, since 1989, a Vice President with Heller Equity Capital Corporation ("Heller") and a Senior Vice President of Heller's parent, Heller Financial, Inc. From 1986 to 1989, Mr. Underwood served as a Vice President of Citicorp North America, Inc. as a member of its leveraged capital group.

         Scott M. Weisenhoff has served on MedQuist's Board as a Philips Designated Director since February 2003. Mr. Weisenhoff has served as Executive Vice President and Chief Financial Officer for Philips Medical Systems since February 2003. From November 2001 to February 2003, he was Executive Vice President and Chief Financial Officer for Philips Components and from August 1999 to November 2001 he was Executive Vice President and Chief Financial Officer for Philips Domestic Appliances and Personal Care. From September 1995 until August 1999, Mr. Weisenhoff served as Senior Vice President and CFO of Philips Electronics Asia Pacific PTE, Ltd.

         Erik J. Westerink has served on MedQuist's Board as a Philips Designated Director MedQuist since April 2001. In April 2001 Mr. Westerink was appointed Executive Vice President, Philips International BV, Head of Corporate Mergers and Acquisitions. During the prior five years, Mr. Westerink was first an Executive Director and, as of December 1, 1997, a Managing Director in Morgan Stanley Dean Witter's Investment Banking Division.

Other Executive Officers:

         Ethan Cohen serves as Executive Vice President and Chief Technology Officer of the Company. Mr. Cohen joined the Company in December 1998 as Senior Vice President and Chief Technology Officer and was promoted to Executive Vice President in October 2002. Prior to joining the Company, Mr. Cohen was Chief Technology Officer of the MRC Group, Inc. from April 1997 to December 1998.

         Brian J. Kearns serves as the Executive Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Kearns joined the Company in October 2000 as Senior Vice President, Treasurer and Chief Financial Officer and was promoted to Executive Vice President in October 2002. Prior to joining the Company, Mr. Kearns was Vice President and Senior Health Care IT analyst at Banc of America Securities from May 1999 to September 2000. Mr. Kearns also held various positions with Salomon Smith Barney from December 1994 to December 1998, including Senior Analyst of Business Services Equity Research.

         Dennis M. Mahoney serves as Executive Vice President and President of Solutions Division of the Company. Mr. Mahoney joined the Company in July 2002 as part of the Lanier Healthcare, LLC acquisition. He served as the President and Chief Executive Officer of Lanier Healthcare from its formation in December 2000. Prior to that, Mr. Mahoney was Vice President of Worldwide Support Services for Lanier Worldwide Inc. from 1998 to December 2000.

         John W. Quaintance serves as the Executive Vice President and President of Medical Transcription Division of the Company. Prior to January 1999, Mr. Quaintance was a Regional Vice President of the Company. He was promoted to Senior Vice President of the Western Division in January 1999 and Executive Vice President and President of Medical Transcription Division in October 2002.

         Ronald F. Scarpone serves as MedQuist's Executive Vice President, Marketing and New Business Development. Mr. Scarpone joined the Company in May 1994 as Vice President - Chief Information Officer. He was promoted to Senior Vice President of Sales and Marketing/Business Development in December 1998 and Executive Vice President, Marketing and New Business Development in October 2002. Prior to joining the Company, Mr. Scarpone was employed by Transcriptions, Ltd. since 1987 and had served as its Vice President of Information Services.

         John M. Suender serves as the Company's Executive Vice President, Chief Legal Officer and Secretary. Mr. Suender joined the Company in September 1992 as General Counsel and was promoted to Senior Vice President in December 1998 and Executive Vice President in October 2002. Mr. Suender also serves as Executive Vice President - Acquisitions of the Company. Prior to joining the Company, Mr. Suender was with the law firm of Pepper, Hamilton LLP, Philadelphia, Pennsylvania.

Director Compensation

         If elected, the Management Designated Director (Mr. Cohen) and Philips Designated Directors (Ms. Chew and Messrs. Barella, Curran, Rusckowski, Weisenhoff and Westerink) will not be entitled to any compensation or stock options for serving on the Board.

         Directors who are neither employees of the Company or Philips (or their affiliates) are entitled to compensation. The Company has a stock based deferred compensation plan for the Board of Directors (the "Board Deferred Stock Plan"). Under the Board Deferred Stock Plan, each non-employee director of the Company (i.e., Messrs. Ruttenberg, Stowe and Underwood) is entitled to receive deferred compensation in the form of Common Stock having a fair market value of $18,000 on the date of grant (January 1 each year). Common Stock awarded under the Board Deferred Stock Plan is issued when a director leaves the Board unless a director chooses not to defer receipt under a particular grant. If a director chooses not to defer receipt of the award, the Common Stock is issued as of the date of grant and the director may elect to receive up to $6,000 of the award in cash. A director choosing not to defer receipt of the award will nevertheless be prohibited from selling the Common Stock issued pursuant to the Board Deferred Stock Plan until leaving the Board. Fair market value of a particular grant equals the closing price of the Common Stock on the date of grant. In 2002 and 2003, respectively, the fair market value of a share of Common Stock on the date of grant (January 1) under such plan was $29.25 and $20.26.

         During each calendar year in which a non-employee director serves, and so long as such director serves in such capacity on June 1 of such calendar year, such director is granted an option to purchase 3,000 shares of Common Stock at an exercise price equal to the Common Stock's fair market value on the date of the grant of the option, which options are exercisable for a 10-year period commencing on the one-year anniversary of the grant date. Any options granted on or after June 1996, to the extent not exercised, terminate two (2) years after the individual ceases to be a director of the Company but in no event later than the 10-year expiration date. Options are currently granted under the Company's 2002 Stock Option Plan.

         In addition, directors who are neither employees of the Company or Philips are entitled to a cash quarterly retainer of $1,000.

Meetings of the Board of Directors

         The Board of Directors met five (5) times during 2002. Each director attended at least 75 percent of meetings of the Board of Directors and Board committees which he or she was a member during 2002 or the period thereof during which he or she was a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required under regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms which they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% shareholders complied with all fiscal year 2002 Section 16(a) filing requirements applicable to them.

Committees of the Board

         The Company's Board of Directors has a standing Audit Committee, a Nominating Committee and a Compensation Committee.

         Audit Committee. The Audit Committee, which currently consists of Messrs. Curran (Chairman), Ruttenberg, Stowe and Underwood has the authority and responsibility: to hire one or more independent public accountants to audit MedQuist's books, records and financial statements and to review the Company's systems of accounting (including its systems of internal control); to discuss with such independent public accountants the results of such audit and review; to conduct periodically independent reviews of the systems of accounting (including systems of internal control); and to make reports periodically to the Board of Directors with respect to its findings. In 2002, the Audit Committee met five (5) times.

         Compensation Committee. The Compensation Committee, which currently consists of Messrs. Underwood (Chairman), Curran and Stowe, is responsible for fixing the compensation of the Chief Executive Officer and the Chief Operating Officer, and making recommendations to the Board of Directors with respect to the compensation of other executive officers and other compensation matters such as with respect to stock option plans and approving the targets under any bonus plans. The outside directors who are members of the Compensation Committee currently administer all of the Company's Stock Option Plans. In 2002, the Compensation Committee met one time.

         Nominating Committee. The Nominating Committee, which currently consists of Messrs. D. Cohen, Curran, Ruttenberg and Stowe, makes recommendations to the Board of Directors with respect to management and other nominees to the Board, reviews shareholder nominees to the Board of Directors and periodically reports its findings to the Board of Directors. In 2002, the Nominating Committee met one time. The Company has entered into a Governance Agreement with Philips that relates to, among other things, the designation of Board members. The Governance Agreement is discussed in detail commencing on page 16. If a shareholder wishes to recommend a nominee for director, the recommendation should be provided to the Company in the manner described in the section entitled "Shareholder Proposals for 2004 Annual Meeting" on page 31 of this proxy statement. All appropriately qualified recommendations will be considered by the Nominating Committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company for services rendered in all capacities for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, to our chief executive officer, the four most highly-compensated executive officers (other than the chief executive officer) during 2002 and one individual who would have been one of our four most highly-compensated executive officers except for the fact that, at December 31, 2002, the individual was no longer an executive officer of the Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                           Annual Compensation                       Compensation Awards
                           -------------------                       -------------------

                                                                    Securities Underlying           All Other
         Name              Year     Salary($)            Bonus($)        Options(#)              Compensation($)
         ----              ----     ---------            --------        ----------              ----------------
David A. Cohen(1)          2002     $492,960             $182,000          35,600                   $4,080   (2)
                           2001      474,000              319,950          70,000                    4,432   (2)
                           2000      460,000              241,500          70,000                    4,531   (2)

John A. Donohoe, Jr.(3)    2002     $369,200             $110,760          21,200                   $4,080   (2)
                           2001      355,000              143,775          40,000                   $4,630   (2)
                           2000      345,000              108,675         240,000                    4,530   (2)

Brian J. Kearns(4)         2002     $203,528              $30,529          11,600                  $54,445   (2)(5)
                           2001      195,225               52,839          20,000                    5,430   (2)
                           2000       31,667                8,440         110,000                        0   (2)

John M. Suender(6)         2002     $197,600              $29,640          11,600                   $5,907   (2)
                           2001      190,000               51,300          20,000                    4,923   (2)
                           2000      185,000               38,850         100,000                    4,367   (2)

Ethan Cohen(7)             2002     $182,000              $27,300          10,400                   $5,486   (2)
                           2001      175,000               47,250          20,000                    4,710   (2)
                           2000      170,000               55,700          60,000                    3,749   (2)

Ronald F. Scarpone(8)      2002     $182,000              $27,300          10,400                   $5,479   (2)
                           2001      175,000               34,125          20,000                    4,720   (2)
                           2000      170,000               35,700          70,000                    1,646   (2)

================================================================================
(1) Mr. D. Cohen serves as Chairman and Chief Executive Officer. Mr. David Cohen is not related to Mr. Ethan Cohen.
(2) Represents employer-matching contributions under the Company's 401(k) plan and Employee Stock Purchase Plan as well as premiums paid by the Company for life and disability insurance.
(3) Mr. Donohoe served as President and Chief Operating Officer until March 15, 2002.
(4) Mr. Kearns serves as Executive Vice President, Treasurer and Chief Financial Officer.
(5) Includes $48,481 reimbursed to Mr. Kearns in 2002 for relocation costs.
(6) Mr. Suender serves as Executive Vice President, Chief Legal Officer and Secretary.
(7) Mr. E. Cohen serves as Executive Vice President and Chief Technology Officer. Mr. Ethan Cohen is not related to Mr. David A. Cohen.
(8) Mr. Scarpone serves as Executive Vice President of Marketing and New Business Development.

Stock Options Granted

         The following table presents information with respect to grants of stock options pursuant to the Company's 1992 Stock Option Plan to the Named Officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted to any officer of the Company during the fiscal year ended December 31, 2002.

                        Option Grants in Last Fiscal Year

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                  Price Appreciation for
                                            Individual Grants                                         Option Terms(1)
                                            -----------------                                         ---------------

                           Number of        % of Total
                           Securities         Options
                       Underlying Options    Granted to           Exercise or
                           Granted          Employees in          Base Price        Expiration
         Name           (# of Shares) (2)    Fiscal Year         ($ Per Share)         Date           5%           10%
         ----           -----------------    -----------         -------------         -----          --           ---
David A. Cohen             35,600(3)            2.84%              $29.25            1/1/2012       $654,868    $1,659,564


John A. Donohoe, Jr.       21,200(3)            1.69%              $29.25            1/1/2012       $389,978      $988,280


Brian J. Kearns            11,600(3)            0.93%              $29.25            1/1/2012       $213,384      $540,757


John M. Suender            11,600(3)            0.93%              $29.25            1/1/2012       $213,384      $540,757


Ethan Cohen                10,400(3)            0.83%              $29.25            1/1/2012       $191,310      $484,816


Ronald F. Scarpone         10,400(3)            0.83%              $29.25            1/1/2012       $191,310      $484,816

================================================================================
(1) Amounts reported in the column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimates of future Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future market price of the Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the present date. The values shown are net of the exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

(2) Granted pursuant to the 1992 Stock Option Plan.

(3) Vest over a period of five years in 20% increments on each anniversary of the grant date.

Option Exercises and Holdings

         The following table summarizes the aggregate option exercises during the fiscal year ended December 31, 2002 by each of the Named Officers and the value of shares of Common Stock issued upon exercise of such options. The table also shows the 2002 fiscal year-end value of unexercised options on an aggregate basis.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                     Number of Shares of Common         Value of Unexercised
                                                      Stock Underlying Options          in-the-Money Options
                                                         at Fiscal Year-End             at Fiscal Year-End(1)
                   Shares Acquired      Value            ------------------             ---------------------
Name                 on Exercise       Realized      Exercisable  Unexercisable       Exercisable   Unexercisable
----                 -----------       --------      -----------  -------------       -----------   -------------
David A. Cohen               0               $0        698,000       147,600           $7,323,270      $119,280

John A. Donohoe, Jr.    23,500         $515,754        404,890       205,202           $3,789,962       $68,914

Brian J. Kearns              0               $0         48,000        93,600              $46,884       $91,626

John M. Suender              0               $0         95,406        91,600             $320,864       $34,080

Ethan Cohen                  0               $0         66,652        72,982             $160,002       $59,332

Ronald F. Scarpone      27,000         $598,424         90,518        72,400             $419,197       $34,080

-------------------
(1) Based on the closing price on the Nasdaq Stock Market of $20.26 per share of Common Stock on December 31, 2002.

Employment, Change-in-Control and Severance Arrangements

         We have entered into the following employment contracts, change-in-control arrangements and severance arrangements with the Named Officers.

Brian J. Kearns, Ronald Scarpone, John M. Suender and Ethan Cohen

         Employment Agreements and Change-in-Control Arrangements

         MedQuist has entered into employment agreements with Messrs. Kearns, Scarpone, Suender and E. Cohen (the "executives"). These agreements will remain in effect until July 7, 2003, with automatic renewals for one-year periods unless either party gives 90 days prior written notice. As explained below, Mr. David Cohen has announced his resignation effective July 7, 2003 and his employment agreement will not be renewed. In connection with his resignation, Mr. D. Cohen has entered into a separation agreement with the Company as more fully detailed below.

         The employment agreements provide that each of the executives will serve MedQuist in the position and role as described in this proxy statement. In addition, each executive will be eligible for participation in MedQuist's short term targeted bonus plan in an amount up to 30% of his base salary. Under the terms of the Company's short-term targeted bonus plan, an executive may actually earn up to 150% of the target bonus amount. Pursuant to their employment agreements, the executives were also granted options to purchase shares under MedQuist's 1992 Incentive Stock Option Plan for Officers and Key Employees, as follows: Mr. Suender and Mr. Kearns were each granted an option to purchase 40,000 shares of Common Stock ("Shares") at an exercise price of $51.00 and 40,000 Shares at an exercise price of $70.00; and Messrs. E. Cohen and Scarpone were each granted an option to purchase 25,000 Shares at an exercise price of $51.00 and 25,000 Shares at an exercise price of $70.00. Pursuant to his employment agreement, Mr. Kearns was also granted an option to purchase 30,000 Shares at an exercise price of $17.06.

         The executives (other than Mr. Kearns who was not employed at the time of the transaction) agreed that the consummation of the transactions authorized by the tender offer completed by Philips in July 2000 did not constitute a "change in control" for purposes of all (in the case of Messrs. Suender and Scarpone), and 59,234 out of 68,071 (in the case of Mr. E. Cohen), outstanding unvested options held as of July 6, 2000 (the "deferred vesting options") and agreed to waive all rights to the accelerated vesting of the deferred vesting options which would have occurred upon the consummation of the tender offer. Such waiver shall be deemed revoked, and all deferred vesting options shall immediately vest in the event of the executive's death or disability, a termination of the executive by MedQuist without "cause" (as such term is defined in the employment agreement), the executive's receipt of notice from MedQuist of nonrenewal of the agreement, a voluntary resignation by the executive following a required relocation of the executive's principal place of business by more than fifty miles, or a failure by MedQuist to pay the compensation authorized by the agreement, provided that the executive has given MedQuist notice of such breach and MedQuist has not cured such breach within thirty (30) days of receipt of such notice (a "material breach").

          If MedQuist terminates an executive's employment without cause or if such executive voluntarily terminates his employment following a required relocation of his principal place of business by more than fifty (50) miles or following a material breach, the executive will receive (i) accrued but unpaid salary prorated through the date of termination or effective date of resignation ("accrued salary"); (ii) a lump sum cash payment equal to 1.5 multiplied by the sum of all cash compensation awarded to such executive in the fiscal year immediately prior to termination, or if such executive's compensation was higher or would be higher on an annualized basis, in the fiscal year in which such termination takes place; (iii) any benefits vested as of the termination date ("vested benefits"); and (iv) unreimbursed expenses incurred prior to the termination date. If the executive terminates due to death or disability or resignation, or if MedQuist terminates the executive's employment for cause, the executive will receive accrued salary, vested benefits, and unreimbursed expenses incurred prior to the termination date.

         Each executive is entitled to receive an additional tax "gross-up" payment which would put him in the financial position after-tax that he would have been in if the excise tax imposed by Code Section 4999 (the "excise tax") did not apply to any benefits or payments received from MedQuist (the "payments"). Notwithstanding the foregoing, if it is determined that the payments would not be subject to the excise tax if they were reduced by less than ten percent, then the payments will be reduced to the maximum amount that could be paid to the executive without giving rise to the excise tax. In addition, the gross-up payment shall not apply to any stock option grant if the result would be to alter the basis on which compensation expense is measured for purposes of Accounting Principles Board Opinion Number 25, as amended by FASB Interpretation Number 44 and FASB Statement Number 148.

         During the term of the employment agreements, and for two years following an executive's termination for any reason, each executive is prohibited from competing with MedQuist (limited to the electronic transcription services and health information management solutions services businesses) or soliciting MedQuist's clients or employees.

         Severance Arrangements

         The Company has a severance plan for its executives. The plan provides that if an executive is terminated for any reason other than "cause" (which includes the failure to perform day-to-day duties as assigned by the Board of Directors) within 12 months after a "change in control," such covered executive is to receive, within 10 days of the termination, a one time severance payment equal to 18 months of compensation calculated based upon the cash compensation awarded to him in the fiscal year immediately prior to such termination or, if such executive's compensation was higher or would be higher on an annualized basis, in the fiscal year in which such termination takes place. The term "change in control" means (a) any liquidation of the Company, (b) the sale of all or substantially all of the assets of the Company, (c) the acquisition by any person or group of beneficial ownership of securities representing more than 50% of the combined voting power in the election of directors of the Company (after giving effect to the exercise of any options, warrants or other convertible securities held by such person or group), (d) the election of a majority of the members of the Board of Directors as a result of one or more proxy contests within any period of three years, (e) approval of a merger, consolidation or other business combination by the Company's shareholders in which a majority of the Board of the surviving corporation (or its ultimate parent) are not members of the Board of Directors, (f) commencement of a tender offer to purchase securities representing more than 50% of the combined voting power in the election of directors of the Company (after giving effect to the exercise of any options, warrants or other convertible securities held by such person or group).

         Additionally, in the event of the termination of employment for any reason other than "for cause" or resignation, executives shall be provided with a severance payment equal to, in the case of Messrs. Kearns and Quaintance - 18 months, and in the case of Messrs. E. Cohen and Scarpone - 12 months. In order to be eligible for such severance payment, a covered executive officer must execute an employment release in favor of the Company and must not claim severance or similar compensation from the Company under any other agreement, plan or program.

David A. Cohen

         On January 21, 2003, David A. Cohen announced his resignation as Chairman, President and Chief Executive Officer of the Company, effective at the completion of his employment agreement (as described above) on July 6, 2003 (the "Resignation Date"). Following the announcement, Mr. Cohen entered into a separation agreement with the Company on April 2, 2003. Pursuant to the terms of the separation agreement, Mr. Cohen's employment agreement shall remain in effect until the Resignation Date. Thereafter, through April 4, 2004, he shall continue to be employed by the Company as a special advisor ("Special Advisor") to the succeeding Chairman, the succeeding Chief Executive Officer, the Executive Committee and the Board.

         As compensation for his services as Special Advisor, the Company shall make a lump sum payment to Mr. Cohen in the amount of one hundred seventy-nine thousand seven hundred twenty-five dollars ($179,725) on the next regular pay date after the Resignation Date.

         Either the Company or Mr. Cohen may terminate his employment as Special Advisor at any time by providing written notice to the other party. In the event that the Company or Mr. Cohen terminates his employment as Special Advisor prior to April 4, 2004, the Company shall continue to provide Mr. Cohen with the benefits set forth in the separation agreement through April 1, 2004 (unless his employment as Special Advisor is terminated for "cause"). The Company may terminate Mr. Cohen's employment as Special Advisor for "cause" as defined in the employment agreement provided that, prior to terminating Mr. Cohen's employment as Special Advisor for cause, the Company shall abide by the notice and opportunity to cure provisions contained in the employment agreement. In addition, Mr. Cohen's employment as Special Advisor shall terminate immediately upon his death, resignation or in the event of physical or mental incapacity or disability for a period of ninety days or more. Mr. Cohen's last date of employment as Special Advisor shall be April 1, 2004, unless extended through December 31, 2004 by the Board, or if his employment is earlier terminated for "cause" or by his death, resignation, or mental incapacity or disability for a period of ninety days or more.

         The Board of Directors may elect to continue Mr. Cohen's employment as Special Advisor through December 31, 2004 by providing notice no later than January 1, 2004, to Mr. Cohen, in which event Mr. Cohen shall be paid a non-refundable lump sum payment of one hundred eighty-four thousand eight hundred sixty dollars ($184,860) on the next regular pay date after April 1, 2004. In the event of such extension, Mr. Cohen shall continue to be an employee of the Company and shall receive the benefits set forth in the separation agreement through the earlier of (i) December 31, 2004 or (ii) his termination as Special Advisor with or without cause.

         The separation agreement provides that, through March 31, 2005, Mr. Cohen is prohibited from competing with MedQuist (limited to the electronic transcription services and health information management solutions services businesses) or soliciting MedQuist's clients or employees

John A. Donohoe, Jr.

         On March 15, 2002, the Company entered into an employment agreement with John A. Donohoe, Jr. Pursuant to the employment agreement, Mr. Donohoe ceased to serve as the President and Chief Operating Officer of the Company and resigned as a member of the Board of Directors. Although Mr. Donohoe is no longer an executive officer of the Company, he will continue as an employee at his current salary for a two year period ending March 31, 2004 to serve in an advisory capacity to senior management. Mr. Donohoe will be subject to the same restrictive covenants other executives are for a period of two (2) years after March 31, 2004.

                              CERTAIN TRANSACTIONS

         Licensing Agreement with Philips Speech Processing. The Company has entered into a Licensing Agreement, dated May 22, 2000 (the "Licensing Agreement"), with Philips Speech Processing GmbH ("PSP"), pursuant to which PSP licenses speech recognition and processing software to the Company. In 2000, the Company paid an initial fee to PSP of $2,250,000. In 2001, the Company paid a license fee of $1,933,333 to PSP. Effective January 1, 2002, PSP and the Company entered into an Amendment No. 1 to License Agreement eliminating any minimum license fees and limiting payment to actual usage on a per payroll line basis. The terms of Amendment No. 1 required the Company to pay PSP a $150,000 up front payment. In 2002, the $150,000 fee was paid and there were no fees incurred on a payroll line basis. In December 2002, PSP and the Company entered into Amendment No. 2 to the License Agreement, pursuant to which the fees based on a per payroll line basis will be waived in each of 2003 and 2004 if the Company achieves its forecasts of lines going through the Company's New Transcription Platform using automated speech recognition. If the Company does not meet its forecast for 2003, it must pay $1,056,000 to PSP at the end of 2003. If the Company is unable to meet its forecast for 2004, it must pay PSP $3,600,000 at the end of 2004. The Company will evaluate its potential liability to PSP on a quarterly basis and accrue an expense accordingly.

         Consulting Arrangement with PSP. In connection with the Licensing Agreement, the Company has a consulting arrangement with Philips whereby PSP aids the Company with the integration of its speech and transcription technologies. Under this consulting arrangement, MedQuist has incurred costs of $236,958 for the year ended December 31, 2002.

         Equipment Sales From Philips to Company. Philips sells dictation related equipment to the Company. In 2002, the Company paid Philips $851,000 for such equipment.

         Insurance Coverage through Philips. Presently, all business insurance coverages, with the exception of workers' compensation, are provided to the Company by Philips. For the years ended December 31, 2002, the Company incurred $133,000 in premiums with Philips under these policies.

         Governance Agreement with Philips. On May 22, 2000, the Company and Philips entered into a Governance Agreement effective as of July 6, 2000 in connection with Philips acquisition of a majority of the outstanding Common Stock under the May 22, 2000 Tender Offer Agreement. The Governance Agreement will terminate on the first date that Philips is no longer the beneficial owner of five (5) percent of MedQuist's Voting Stock, although Philips and MedQuist may terminate the agreement earlier by mutual written consent and except that the provisions of the agreement relating to the establishment of committees of MedQuist's Board of Directors will terminate on the first date that Philips is the beneficial owner of less than a majority of the outstanding Voting Stock. As used in the Governance Agreement, the term "Voting Stock" means shares of the capital stock of MedQuist having the right to vote generally in any election of directors of MedQuist.

         The Governance Agreement provides that until July 6, 2003, Philips will not, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, or otherwise become the beneficial owner, individually or as a member of a "group" (as defined for purposes of Section 13d of the Exchange Act), of any Equities Securities, if, immediately after such transaction, Philips and its Affiliates or Associates (each of which terms have the respective meanings ascribed to them under the rules promulgated under the Exchange Act) would, directly or indirectly, beneficially own in excess of 75% of the then outstanding shares of Voting Stock. As used in the Governance Agreement, the term "Equity Security" means Voting Stock, securities of MedQuist convertible into or exchangeable for Voting Stock, and options, rights, warrants and similar securities issued by MedQuist to purchase Voting Stock.

         Notwithstanding the foregoing restriction, after July 6, 2001 and until July 6, 2003, Philips or any of its Affiliates or Associates may acquire all, but not less than all, of the Equity Securities of MedQuist which are not then beneficially owned by Philips or one or more of its Affiliates or Associates. However, any transaction or series of related transactions during that time period in which Philips would acquire all of the Equity Securities it does not then own is subject to the receipt of the approval of the Supervisory Committee of MedQuist's Board of Directors.

         The Supervisory Committee, which currently consists of Messrs. Ruttenberg, Stowe and Underwood, is responsible, among other things, for:

         o the general oversight, administration, amendment and enforcement of (i) the Governance Agreement and (ii) the Licensing Agreement;
         o the entry into, general oversight, administration, amendment and enforcement of any other material agreements or arrangements between MedQuist (or any of its subsidiaries) and Philips (or any of its subsidiaries).

The members of the Supervisory Committee may not be and may never have been an employee of MedQuist, Philips or either of their affiliates or of an entity that derived more than 5% of its revenues or earnings in its most recent year from any such entities. They are considered independent directors. The Supervisory Committee held three (3) meeting in 2002.

         After July 6, 2001 and until July 6, 2003, Philips may sell or dispose of any Equity Securities to any person, but may not enter into or consummate any transaction (or series of related transactions) involving the sale or transfer of Equity Securities that would result in (i) any person other than Philips or any Affiliate or Associate of Philips beneficially owning in excess of 10% of the outstanding Voting Stock (a "Third Party Purchaser") and (ii) Philips and its Affiliates and Associates beneficially owning less than a majority of the then outstanding Voting Stock, unless:

         o the Third-Party Purchaser contemporaneously offers to acquire, or acquires, on the same terms and conditions as are applicable to Philips, its Affiliates or Associates, 100% of the Voting Stock beneficially owned by persons or entities other than Philips, its Affiliates or Associates; or
         o the Third-Party Purchaser offers to purchase, on the same terms and conditions as are applicable to Philips, its Affiliates or Associates, pursuant to a tender or exchange offer made in accordance with applicable law, including Section 14(d)(1) and Regulation 14D of the Exchange Act, all or a specified percentage of the then outstanding shares of Voting Stock (and Philips has agreed that it and its Affiliates or Associates will not sell to the Third Party Purchaser any shares of Voting Stock other than pursuant to such tender or exchange offer).

         After July 6, 2003, Philips may sell or dispose of any Equity Securities to any person without limitation.

         The Governance Agreement obligated MedQuist to take any and all action necessary so that promptly following July 6, 2000, the Board of Directors consisted of eleven directors. These eleven directors are and will be comprised of the following individuals:

         o one director will be the Chief Executive Officer of MedQuist and one director will be another officer of MedQuist designated by the Chief Executive Officer (together, the "Management Designated Directors");
         o six directors will be designated by Philips (the "Philips Designated Directors"); and
         o three directors will be "Independent Directors" (as defined below).

         The Board has the power to increase or decrease the size of the Board in its discretion so long as (x) there are at least two Management Designated Directors and three Independent Directors, and (y) the relative percentage of Management Designated Directors, Independent Directors and Philips Designated Directors is maintained, in all material respects, as in effect immediately prior to any such increase or decrease.

         In addition, as set forth in the following table, the number of directors Philips is permitted to designate or nominate under the terms of the Governance Agreement is based on its beneficial ownership of Voting Stock:

                                                                Number of
                                                            Philips Designated
   Beneficial Ownership of Voting Stock                        Directors
   ------------------------------------                        ---------
   More than 50%...........................................        6
   More than 36%...........................................        4
   More than 27%...........................................        3
   More than 18%...........................................        2
   5% or more..............................................        1
   Less than 5%............................................        0

         If Philips has the right to designate fewer than six directors, the Nominating Committee of MedQuist's Board of Directors will nominate that number of additional Independent Directors as is necessary to constitute the entire Board of Directors.

         Philips will have the right to designate any replacement for a Philips Designated Director at the termination of such director's term or upon such director's death, resignation, retirement, disqualification, removal from office or other cause, and the Chief Executive Officer of MedQuist will have the right to designate any replacement for a Management Designated Director at the termination of such director's term or upon such director's death, resignation, retirement, disqualification, removal from office or other cause.

         Independent Directors. As used in the Governance Agreement, the term "Independent Director" means a director of MedQuist (i) who is not and has never been an officer or employee of MedQuist, any Affiliate or Associate of MedQuist, or an entity that derived 5% or more of its revenues or earnings in its most recent fiscal year from transactions involving MedQuist or any Affiliate or Associate of MedQuist, (ii) who is not and has never been an officer, employee or director of Philips, any Affiliate or Associate of Philips, or an entity that derived more than 5% of its revenues or earnings in its most recent fiscal year from transactions involving Philips or any Affiliate or Associate of Philips and
(iii) who was nominated for such position by the Nominating Committee in accordance with the terms of the Governance Agreement. The current Independent Directors are John H. Underwood, Richard H. Stowe and A. Fred Ruttenberg.

                          STOCK PRICE PERFORMANCE GRAPH

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                           1997       1998      1999      2000     2001     2002
                           ----       ----      ----      ----     ----     ----
--------------------------------------------------------------------------------
Nasdaq                      100        140       259       157      124       85
--------------------------------------------------------------------------------
MedQuist Inc.               100        227       149        92      168      117
--------------------------------------------------------------------------------
Health Care IT Index*       100        131        79        51      57        38
--------------------------------------------------------------------------------

*The Health Care IT Index is an equally weighted index comprised of a group of health care information technology companies compiled by Banc of America Securities.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors submits the following report to shareholders on the compensation policies applicable to the Company's executive officers with respect to compensation reported for the fiscal year ended December 31, 2002. The Compensation Committee Report shall not be deemed incorporated by reference into any filing with the SEC, except to the extent said report is specifically incorporated by reference.

         Compensation Principles. The Compensation Committee believes that the Company's executive compensation program is a critical part of the effective management of its key executives. If the Company is to be successful, its executive compensation programs must be geared to attract and retain superior quality employees. Additionally, the executive compensation program should provide incentives that will reward key executives for pursuing actively the actions necessary to strengthen the Company's performance and enhancing shareholder value. To that end, the Company's compensation program for executives is designed to:

         o Promote the execution of the Company's business strategies and operating objectives
         o    Link executive compensation with corporate performance
         o    Align performance objectives with the interest of shareholders
         o    Encourage a career commitment on the part of executives

         Executive Compensation Program. The Company's executive compensation program for fiscal year 2002 included base salary, short term cash incentive compensation and option grants pursuant to the terms of the 1992 Stock Option Plan. The Compensation Committee believes that its compensation program has been successful in the past. Accordingly, the program for 2002 was substantially similar to the program for 2001.

         Base Salary. Base salary represents compensation for discharging job responsibilities and reflects the executive officer's performance over time. Base salaries may be adjusted to reflect experience, increased responsibilities and individual performance, as well as to be competitive. Base salaries for the Named Officers were determined after considering the advice and recommendations of an independent compensation consultant in 1999 and subsequent merit increases.

         Short Term Incentive Compensation. The Company provides short-term incentive compensation designed to reward executives for meeting current financial goals. In 2002, the short-term award for executive officers was based 50% upon the operations of the entire Company and was 50% discretionary. The discretionary portion of any such bonus was recommended by Mr. David Cohen for all persons other than himself and Mr. Donohoe and was approved by the Compensation Committee. The Committee determined the discretionary portion of the bonus for Messrs. David Cohen and Donohoe and approved the recommendation of Mr. David Cohen with respect to other executive officers.

         For fiscal year 2002, all of the Named Officers earned none of the formula portion of the respective short term award and all of the discretionary portion.

         Stock Option Grants. The Company believes it is important to provide long term incentive compensation to the Named Officers. In addition, the Committee believes that such compensation should be closely aligned to the interests of shareholders. The Committee believes stock options are particularly well designed to achieve these goals because executives gain over time only when shareholders gain through the appreciation of the market price of the Company's Common Stock.

         To encourage long term performance and retain its most senior management, the Committee approved grants to the Named Officers on February 4, 2003 that vest in 20% increments over five years. At the beginning of each year, the Committee determines the maximum number of options each Named Officer is eligible to receive if 100% of the award is earned. In 2002, only 46% of the potential award was awarded to Messrs. Kearns and Suender and only 50% of the potential award was awarded to Messrs. E. Cohen and Scarpone. The options granted have an exercise price equal to the closing price on NASDAQ of the Company's common stock on the grant date ($17.45). Although actually granted on February 4, 2003, the Named Officers received grants of stock options for performance in 2002 as follows:

Named Officer                     Number of Securities Underlying Options
-------------                     ---------------------------------------
David A. Cohen                                        0
John A. Donohoe, Jr.                                  0
Ethan Cohen                                      11,500
Brian J. Kearns                                  11,500
John M. Suender                                  11,500
Ronald F. Scarpone                               11,500

         Chief Executive Officer Compensation. Mr. Cohen's salary of $492,960 was paid in accordance with his employment contract, which was negotiated at arm's length and reflects increases approved by the Committee. In determining changes in Mr. Cohen's compensation, the Committee considered an analysis prepared in 1999 by an independent compensation consultant.

         Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code, and the proposed regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for compensation paid to a "covered employee" in a taxable year to the extent that compensation exceeds $1,000,000. A covered employee includes the chief executive officer on the last day of the taxable year and any other employee whose compensation is required to be reported in the Summary Compensation Table by reason of such employee being among the four highest compensated officers for such taxable year (other than the chief executive officer). The deduction limit of Section 162(m) applies to any compensation that could otherwise be deducted in a taxable year, except for enumerated types of payments, including payments that meet the requirements in Section 162(m) for performance-based compensation. Under the requirements for performance-based compensation set forth in Section 162(m), compensation will not be subject to the deduction limit if (1) it is payable on account of the attainment of one or more performance goals; (2) the performance goals are established by a Compensation Committee of the Board of Directors that is comprised solely of two or more outside directors; (3) the material terms of the compensation and the performance goals are disclosed to and approved by shareholders before payment; and (4) the Compensation Committee certifies that the performance goals have been satisfied before payment.

         It is the Compensation Committee's policy that, where practicable, it will seek to comply with the requirements of Section 162(m) applicable to performance-based compensation to the extent it determines that it is likely that the compensation to be paid to any such executive officer will exceed $1,000,000 per year.

         The Compensation Committee members charged with the responsibility of administering the Company's stock option plans consists solely of outside directors in accordance with Section 162(m).

                             COMPENSATION COMMITTEE
                                JOHN H. UNDERWOOD
                                WILLIAM E. CURRAN
                                RICHARD H. STOWE

                        COMPENSATION COMMITTEE INTERLOCKS

         The Compensation Committee consists entirely of non-employee directors. None of the Compensation Committee members has any interlocking or other relationship with the Company that would call into question their independence with respect to their duties.

                             AUDIT COMMITTEE REPORT

         Report of Audit Committee. The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Committee with the responsibility for, among other things, reviewing the Company's audited consolidated financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed the Company's audited financial statements with management and it has discussed the matters required to be discussed by Statement of Auditing Standards 61, as amended, with the independent auditors. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1, which were received from the Company's independent auditors, and has discussed the independent auditors' independence with them. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2002.

         Other than William E. Curran, the members of the Audit Committee are "independent" as defined in Section 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Curran is a representative of Philips and, therefore, is not considered independent. However, Mr. Curran has over twenty years of experience in dealing with financial statements and audit matters and the Board of Directors determined it is in the best interests of the Company and its shareholders for Mr. Curran to serve on the Audit Committee.

                                 AUDIT COMMITTEE
                                WILLIAM E. CURRAN
                               A. FRED RUTTENBERG
                                RICHARD H. STOWE

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 13, 2003 (i) by each person or group known to the Company to be the beneficial owner of more than 5% of Common Stock, (ii) by each of the Company's executive officers and directors and
(iii) by all executive officers and directors of the Company as a group.

         The percentages of beneficial ownership shown below are based on 37,127,206 shares of Common Stock outstanding as of April 13, 2003, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of Common Stock which a person has the right to acquire upon the exercise of stock options and warrants within 60 days after April 13, 2003 are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise noted and subject to community property laws, where applicable, each beneficial owner of the Common Stock listed below has sole investment and voting power with respect to their shares of Common Stock.

                                                               Shares Beneficially Owned
                                                               -------------------------

                                                        Number
Name and Address(1)                                   of Shares                   Percent of Class
-------------------                                   ---------                   ----------------
Koninklijke Philips Electronics N.V.                  26,085,086                         70.3%
Rembrandt Tower
Amstelplein 1
1096 HA Amsterdam, the Netherlands

ValueAct Capital                                       2,435,002 (2)                      6.6%
One Maritime Plaza, Suite 1400
San Francisco, CA 94111

Hans M. Barella                                       26,085,086 (3)                     70.3%
Building QM-228
Veenpluis 4-6
Best, the Netherlands 5684 PC

Belinda W. Chew                                       26,085,086 (3)                     70.3%
1251 Avenue of the Americas
New York, New York  10020-1104

David A. Cohen                                         1,169,919 (4)                      3.1%

Ethan Cohen                                               80,547 (5)                         *

William E. Curran                                     26,085,086 (3)                     70.3%
1251 Avenue of the Americas
New York, New York 10020-1104

Brian J. Kearns                                           54,548 (6)                         *

Dennis M. Mahoney                                              0                             *

John W. Quaintance                                        66,758 (7)                         *

Stephen H. Rusckowski                                 26,085,086 (3)                     70.3%
3000 Minuteman Road
Andover, MA 01810

A. Fred Ruttenberg                                        47,792 (8)                         *

Ronald F. Scarpone                                       119,142 (9)                         *

Richard H. Stowe                                          16,059 (10)                        *

John M. Suender                                          116,115 (11)                        *

John H. Underwood                                         28,809 (12)                        *

Scott M. Weisenhoff                                   26,085,086 (3)                     70.3%
3000 Minuteman Road
Andover, MA 01810

Erik J. Westerink                                     26,085,086 (3)                     70.3%
Rembrandt Tower
Amstelplein 1
1096 HA Amsterdam, the Netherlands

All directors and executive
officers as a group (17 persons)                      27,784,775 (3)(13)                 72.5%

--------------------

1 Except where otherwise noted, the address of all persons listed is c/o MedQuist Inc., Five Greentree Centre, Suite 311, Marlton, New Jersey 08053.

2 According to a Schedule 13D/A filed on November 11, 2002: (i) ValueAct Partners, L.P. ("ValueAct Partners") and ValueAct Partners II, L.P. ("ValueAct Partners II") are each Delaware limited partnerships, the principal business of which is investing in securities; (ii) ValueAct Capital International, Ltd. ("ValueAct International") is a company organized in the British Virgin Islands, the principal business of each which is investing in securities; (iii) VA Partners, L.L.C. ("VA Partners") is a Delaware limited liability company, the principal business of which is to render investment management services to ValueAct International and to serve as the general partner of ValueAct Partners and ValueAct Partners II;
    (iv) Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin are each managing members, principal owners and controlling persons of VA Partners, and directors and principal executive officers of ValueAct International (collectively, the "Managing Members"), and such activities constitute their principal occupations; (v) Shares reported as beneficially owned by each of ValueAct Partners, ValueAct Partners II and ValueAct International are also reported as beneficially owned by VA Partners, as investment manager of ValueAct International and general partner of ValueAct Partners and ValueAct Partners II, and by the Managing Members as controlling persons of VA Partners; and (vi) by reason of such relationships VA Partners and the Managing Members may be deemed to share the power to vote or to direct the vote of, and to dispose or direct the disposition of, such shares of Common Stock of each of ValueAct Partners, ValueAct Partners II and ValueAct International.

    ValueAct Partners is the beneficial owner of 1,988,066 shares of Common Stock. ValueAct Partners II is the beneficial owner of 158,891 shares of Common Stock. ValueAct International is the beneficial owner of 288,045 shares of Common Stock. Each of VA Partners, Mr. Ubben, Mr. Kamin and Mr. Hamel may be deemed the beneficial owner of an aggregate of 2,435,002 shares of Issuer Common Stock.

3 Represents 26,085,086 shares of Common Stock owned by Philips. Each Philips Designated Director disclaims beneficial ownership of such shares.

4 Includes 733,120 shares of Common Stock issuable upon the exercise of options granted to Mr. D. Cohen, 434,086 shares owned jointly with his spouse, 1,126 shares owned indirectly through the Company's 401(k) plan and 1,587 shares indirectly owned in an IRA account.

5 Includes 77,314 shares of Common Stock issuable upon the exercise of options granted to Mr. E. Cohen, 49 shares owned by his daughter and 366 shares indirectly owned in an IRA account.

6 Includes 54,320 shares of Common Stock issuable upon the exercise of options granted to Mr. Kearns and 228 shares owned indirectly through the Company's 401(k) plan.

7 Includes 65,120 shares of Common Stock issuable upon the exercise of options granted to Mr. Quaintance and 550 shares owned indirectly through the Company's 401(k) plan.

8 Includes 37,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ruttenberg, 8,852 shares issuable under the Board Deferred Stock Plan and 1,763 shares indirectly owned in an IRA.

9 Includes 100,598 shares of Common Stock issuable upon the exercise of options granted to Mr. Scarpone and 866 shares owned indirectly through the Company's 401(k) plan.

10 Includes 7,058 shares of Common Stock issuable upon the exercise of options granted to Mr. Stowe and 3,781 shares issuable under the Board Deferred Stock Plan.

11 Includes 105,726 shares of Common Stock issuable upon the exercise of options granted to Mr. Suender and 409 shares owned indirectly through the Company's 401(k) plan.

12 Includes 25,124 shares of Common Stock issuable upon the exercise of options granted to Mr. Underwood and 2,629 shares issuable under the Board Deferred Stock Plan and 1,056 shares indirectly owned in an IRA account.

13 Includes 1,205,380 shares of Common Stock issuable upon the exercise of options granted to the directors and executive officers, 15,262 shares issuable under the Board Deferred Stock Plan, 3,966 shares owned indirectly through the Company's 401(k) plan, 49 shares owned by the daughter of one of the executive officers and 4,406 shares indirectly owned in IRA's

*   Less than 1%

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002.

                                   (A)                             (B)                                 (C)
Plan category             Number of securities to                                         Number of securities remaining
                          be issued upon exercise                                       vailable for future issuance under
                             of outstanding               Weighted-average exercise         equity compensation plans
                           options, warrants and        price of outstanding options,   (excluding securities reflected
                                 rights                     warrants and rights                  in column (A))
                         ------------------------       -----------------------------   ----------------------------------
Equity compensation
plans approved by
security holders                 5,619,155                        $30.88                            1,733,554

Equity compensation
plans not approved by
security holders                        --                            --                                   --
                         ------------------------       -----------------------------   ----------------------------------

Total                            5,619,155                        $30.88                            1,733,554
                         ========================       =============================   ==================================

                              INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors has reappointed KPMG LLP, independent auditors ("KPMG"), to audit and report on our financial statements for 2003.

         In making its determination to reappoint KPMG as the Company's independent auditors for the fiscal year beginning January 1, 2003, the Company's Audit Committee considered whether KPMG's provision of services other than audit services are compatible with maintaining independence of our independent auditors. The Audit Committee reviewed the fees described below for non-audit services and believes such fees are compatible with the independence of KPMG.

Audit Fees

         The aggregate fees billed to us by KPMG for professional services for the audit of the Company's consolidated financial statements for the fiscal year 2002, and review of consolidated financial information included in the Company's quarterly reports on Form 10-Q for fiscal year 2002, were $386,450.

All Other Fees

         In addition to its audit fees, KPMG has billed the Company a total of $210,700 for tax services related to fiscal year 2002. We did not engage KPMG during 2002 to provide professional services with respect to financial information systems design and implementation as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X.

KPMG Representatives at Annual Meeting

         A representative of KPMG is expected to be present at the Annual Meeting. The KPMG representative will be given the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Information Relating to Arthur Andersen LLP

         On July 16, 2002, the Board of Directors dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged KPMG to serve as the Company's independent public accountants for the fiscal year 2002. The Company's Audit Committee approved the foregoing actions.

         Arthur Andersen's reports on the Company's consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the year ended December 31, 2001 and the subsequent interim period ended July 16, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the years ended December 31, 2001 and the subsequent interim period ended July 16, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or "reportable events," in each case in the manner contemplated by Items 304(a)(2)(i) and (ii) of Regulation S-K.

         The following additional information relating to Arthur Andersen is provided as required by the Securities and Exchange Commission.

              o Audit Fees. The aggregate fees billed to us by Arthur Andersen for professional services for review of consolidated financial information included in the Company's quarterly reports on Form 10-Q for fiscal year 2002, were $20,000.

              o Financial Information Systems Design and Implementation Fees. We did not engage Arthur Andersen during fiscal year 2002 to provide professional services with respect to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

              o All Other Fees. In addition to its audit fees, Arthur Andersen billed the Company a total of $120,100 for other accounting, audit and tax services related to fiscal year 2002.

         After consideration, the Company's audit committee determined that the provision by Arthur Andersen of professional services not related to the reviews of the interim financial statements referred to above was compatible with maintaining the independence of Arthur Andersen.



                      INTEREST OF CERTAIN PERSONS IN OR IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         Effective July 6, 2000, Philips acquired 23,400,086 shares of common stock of the Company pursuant to the terms of a Tender Offer Agreement, dated May 22, 2000. Philips paid $51 per share under the terms of that agreement, and currently owns 26,085,086 (approximately 70.3%) of the outstanding shares of the Common Stock. Philips also has the right under the terms of the Governance Agreement with the Company to appoint 6 of 11 members to the Company's Board. The terms of the Governance Agreement are summarized starting on page 16.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy card for our 2004 Annual Meeting of Shareholders pursuant to Rule 14a-5(e) of the Securities Exchange Act of 1934 is December 27, 2003 (which is 120 calendar days before the anniversary of date of this proxy statement). To be considered, a recommendation for a Board nominee must be accompanied by (i) such information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, as amended, (ii) a description of any arrangements or understandings between the recommending shareholder(s) and each nominee and any other person or entity with respect to such nomination and (iii) the consent of each nominee to serve as a director if elected.

                  EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO MEDQUIST INC., FIVE GREENTREE CENTRE, SUITE 311, MARLTON, NEW JERSEY 08053, ATTENTION: SECRETARY.

                                   By Order of the Board of Directors,



                                   John M. Suender, Executive Vice President,
                                   Chief Legal officer and Secretary

A.  [X]  Please mark your
         Votes as in this example.

                                                           Nominee
                                                           -------
1.       Election of         [ ]                         Hans M. Barella          2.     In their discretion, the Proxies are
         Directors                                       Belinda W. Chew                 authorized to vote upon such other business
                                                         David A. Cohen                  as may properly come before the meeting.
                                                         William E. Curran
For, except vote withheld from the following             Stephen H. Rusckowski
Nominee(s):                                              A. Fred Ruttenberg
                                                         Richard H. Stowe
--------------------------------------------             John H. Underwood
                                                         Scott M. Weisenhoff
                                                         Erik J. Westerink

                                                                                This Proxy when properly executed will be voted in
                                                                                the manner directed herein by the undersigned
                                                                                shareholder. If no direction is made, this Proxy
                                                                                will be voted FOR Proposal 1.


                                                                                Please mark, sign, date and promptly return this
                                                                                Proxy Card using the enclosed envelope.








SIGNATURE(S) ________________________        DATE ____________   ____________________________________________ DATE ________________
                                                                 SIGNATURE IF HELD JOINTLY


NOTE: Please sign name exactly as it appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Form of Proxy Card

                                  MedQuist Inc.
                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053


           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints John M. Suender and Brian J. Kearns or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of MedQuist Inc. held of record by the undersigned on April 19, 2003, at the annual meeting of shareholders to be held on May 28, 2003 or any adjournments thereof.


                         Please sign on the reverse side